Exhibit 99.1

Aqua Metals Reports Milestone Advancements, Strategic Progress, and Sierra ARC Lithium Battery Recycling Campus Developments in 2024

Validated closed-loop battery recycling technology, built commercial partnerships, and revised economic model to better pursue funding and scale domestic battery mineral production

RENO, Nev., March 31, 2025 – Aqua Metals, Inc. (NASDAQ: AQMS), a pioneer in sustainable lithium battery recycling, today announced key achievements from 2024 and outlined progress for 2025 as the Company delivered critical technical milestones and high-purity material production through its proprietary Li AquaRefining™ process. In the past year, Aqua Metals delivered industry-first milestones, strengthened commercial partnerships and opportunities, and expanded its strategic vision to build a resilient, low-capex, and rapidly scalable platform for critical mineral recovery in the U.S.

The Company’s innovative Li AquaRefining™ process achieved key validation milestones, proving performance at scale while offering superior environmental and economic advantages over conventional recycling methods. With the primary building for Phase One of the Sierra ARC fully upgraded and ready for equipment installation, Aqua Metals is prepared to commence equipment installation and commissioning as well as the buildout of an new adjacent building to enable processing of 7,000 tonnes of black mass feedstock annually. These final steps in commercialization depend upon securing the remaining financing for the CAPEX and G&A funding required to complete the project — and position the Company to become a domestic leader in the closed-loop, clean energy supply chain.

2024 Progress and 2025 Momentum Highlights

Technology Proven, Products Validated

●	Successfully operated the Li AquaRefining™ pilot for over a year, achieving >99% recovery of lithium, cobalt, and nickel with 83% lower CO₂emissions than hydrometallurgy.
●	Completed a three-week, 24/7 endurance run of the Li AquaRefining™ pilot in December 2024, demonstrating reliable, continuous performance and readiness for commercial scale-up.
●	Produced more than 600 pounds of >99.5% pure lithium carbonate — one of the only current U.S.-based sources of battery-grade recycled lithium at this scale.
●	Supplied AquaRefined high-purity battery grade lithium carbonate to multiple CAM producers for analysis and testing for LFP cell development.
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Achieved a major U.S. milestone by converting recycled domestic nickel into cathode active material (CAM) with a downstream CAM producer, now under validation by top-tier battery manufacturers in Asia and the U.S.

Commercial Scale in Motion: Sierra ARC

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Completed key Phase One construction and upgrade milestones at the Sierra ARC facility, intended to enable a rapid transition to accepting black mass for processing and initiating critical mineral production at scale.

●	Expanded initial production scope to prioritize lithium carbonate and mixed hydroxide precipitate (MHP), more than doubling lithium output without significantly increasing capital cost.
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The updated plan, for which the company continues to seek financing, is designed to reduce capital equipment intensity, shorten time-to-revenue, and deliver a targeted three-year payback — even in a currently challenging strategic battery metals commodity market.

Strategic Partnership Advancements

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Signed a long-term supply agreement with 6K Energy to provide up to 30% of the recycled content for its domestic cathode manufacturing facility, creating one of North America’s first closed-loop battery material partnerships, pending further financing for both parties.

●	Advanced multiple potential feedstock and offtake agreements to support consistent throughput and strengthen Sierra ARC’s commercial foundation.
●	Exploring licensing and co-location opportunities to extend AquaRefining technology beyond Aqua Metals' owned facilities.

Financial

●	Raised approximately $15 million in equity with insider participation demonstrating internal confidence.
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Received a $2.2 million tax abatement from the State of Nevada, tied to the ARC’s projected $392 million economic impact and job creation, as calculated by the Nevada Governor's Office of Economic Development.

●	Closed $1.5M interim bridge financing in December 2024 — over two-thirds of which was contributed by Aqua Metals’ leadership and Board.

Recognition and Resilience

●	Selected by the U.S. Department of Energy to join the ACME-REVIVE program, supporting domestic recovery of critical minerals.
●	Named a “Top Project of 2024” by Environment + Energy Leader for groundbreaking work in clean battery materials.
●	Recognized by Nevada’s economic development authorities for leadership in sustainability and clean energy job growth.
●	Recognized as the only finalist in the Lithium loop of Nevada for “Best Places to Work in Northern Nevada Awards” by Northern Nevada Human Resources Association.
●	Strengthened the Board with experienced leaders from the battery and finance sectors to guide commercialization and strategic growth.

“Our team delivered in 2024 — proving and de-risking our technology at the pilot plant, advancing existing and potential commercial partnerships, and preparing for commercialization,” said Steve Cotton, President and CEO of Aqua Metals. “In a year where much of the battery industry has faced delays and headwinds, we adapted with speed and discipline. The result is a more resilient, capital-efficient strategy that positions us to move fast and flexibly.”

“We’ve reimagined how to commercialize our first production facility to meet the realities of today’s strategic battery minerals market while staying true to our long-term vision,” Cotton added. “By prioritizing higher-margin products and deepening strategic partnerships, we believe that subject to securing the additional financing we need, we will steadily progress our path to revenue while building the foundation for a sustainable, closed-loop supply chain in the U.S.”

About Aqua Metals

Aqua Metals, Inc. (NASDAQ: AQMS) is reinventing metals recycling with its patented AquaRefining™ technology. The Company is pioneering a sustainable recycling solution for materials strategic to energy storage and electric vehicle manufacturing supply chains. AquaRefining™ is a low-emissions, closed-loop recycling technology that replaces polluting furnaces and hazardous chemicals with electricity-powered electroplating to recover valuable metals and materials from spent batteries with higher purity, lower emissions, and minimal waste. Aqua Metals is based in Reno, NV and operates the first sustainable lithium battery recycling facility at the Company’s Innovation Center in the Tahoe-Reno Industrial Center. To learn more, please visit www.aquametals.com.

Aqua Metals Social Media

Aqua Metals has used, and intends to continue using, its investor relations website (https://ir.aquametals.com), in addition to its Twitter, Threads, LinkedIn and YouTube accounts at https://twitter.com/AquaMetalsInc  (@AquaMetalsInc), https://www.threads.net/@aquametalsinc (@aquametalsinc), https://www.linkedin.com/company/aqua-metals-limited and https://www.youtube.com/@AquaMetals respectively, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Safe Harbor

This press release contains forward-looking statements concerning Aqua Metals, Inc. Forward-looking statements include, but are not limited to, our plans, objectives, expectations, and intentions and other statements that contain words such as "expects," "contemplates," "anticipates," "plans," "intends," "believes", "estimates", "potential" and variations of such words or similar expressions that convey the uncertainty of future events or outcomes, or that do not relate to historical matters. The forward-looking statements in this press release include our expectations for our advancement of proposed and existing partnerships, including our supply agreement with 6K Energy and our continued participation in the production of CAM made from 100% domestically sourced, recycled nickel, and the expected benefits from those partnerships; our intent to complete the development and commissioning of our Phase 1 facility; and our vision to build a resilient, low-capex, and rapidly scalable platform for mineral recovery. Those forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially, including, but not limited to, the risk that (1) we have not commenced the development of our co-location facility with 6K Energy, (2) we do not have any definitive agreements with CAM manufacturers to provide them with recycled nickel from our AquaRefining process; (3) the risk we may not be able to successfully acquire the funding necessary to develop our Sierra ARC facility required to produce recycled nickel in commercial quantities, (4) even if we are to able acquire the necessary funding, the risk we may not be able to successfully develop the Sierra ARC facility or realize the expected benefits from such facility; (5) the risk that we may not be able to acquire the funding necessary to maintain our current level of operations; and (6) those risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K filed on March 31, 2025. Aqua Metals cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to update or revise such statements to reflect on new circumstances or unanticipated events as they occur, except as required by law.

Contact Information

Investor Relations

Bob Meyers & Rob Fink

FNK IR

646-878-9204

aqms@fnkir.com

Media

David Regan
Aqua Metals
415-336-3553

david.regan@aquametals.com

Source: Aqua Metals

	December 31,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$4,079	$16,522
Note receivable - LINICO	100	600
Accounts receivable	—	67
Inventory	251	929
Prepaid expenses and other current assets	214	181
Total current assets	4,644	18,299

Non-current assets
Property, plant and equipment, net	16,473	10,347
Intellectual property, net	146	281
Other assets	5,102	4,673
Total non-current assets	21,721	15,301

Total assets	$26,365	$33,600

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,227	$1,836
Accrued expenses	3,130	2,467
Lease liability, current portion	289	275
Notes payable related-party, current portion	306	—
Notes payable, current portion	3,230	35
Total current liabilities	8,182	4,613

Lease liability, non-current portion	446	—
Notes payable, non-current portion	—	2,923
Warrant liability	1,493	—
Total liabilities	10,121	7,536

Commitments and contingencies (see Note 14)

Stockholders’ equity
Common stock; $0.001 par value; 300,000,000 shares authorized; 7,760,255 and 7,730,836, shares issued and outstanding as of December 31, 2024, respectively and 5,415,433 and 5,394,005 shares issued and outstanding as of December 31, 2023	8	5
Additional paid-in capital	264,198	249,790
Accumulated deficit	(247,770)	(223,215)
Treasury stock, at cost; common shares: 29,419 and 21,428 as of December 31, 2024 and December 31, 2023, respectively	(192)	(516)
Total stockholders’ equity	16,244	26,064

Total liabilities and stockholders’ equity	$26,365	$33,600

	Year ended December 31,
	2024	2023
Product sales	$—	$25

Operating cost and expense
Plant operations	7,213	6,282
Research and development cost	1,587	1,741
Impairment expense	2,640	4,851
Loss (gain) on disposal of property, plant and equipment	440	(23)
General and administrative expense	11,967	11,638
Total operating expense	23,847	24,489

Loss from operations	(23,847)	(24,464)

Other income and expense
Interest and other income	376	1,147
Interest expense	(574)	(621)
Change in fair value of warrant liability	(507)	—

Total other income (expense), net	(705)	526

Loss before income tax expense	(24,552)	(23,938)

Income tax expense	(3)	—

Net loss	$(24,555)	$(23,938)

Weighted average shares outstanding, basic and diluted	6,419,607	4,696,597

Basic and diluted net loss per share	$(3.83)	$(5.10)

The accompanying notes are an integral part of these condensed consolidated financial statements.

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